FOR IMMEDIATE RELEASE	Wednesday, April 27, 2016

TEGNA Inc. Reports 2016 First Quarter Results

Highlights for the first quarter include the following:

•	GAAP earnings from continuing operations of $0.42 per diluted share. Non-GAAP earnings from continuing operations of $0.45 per diluted share, an 88 percent year-over-year increase

•	Total company revenue up 7 percent and over 8 percent on a pro forma basis driven by strong Media and Digital Segment performances

•	Media Segment revenues 12 percent higher driven by robust growth in retransmission revenue and record first quarter political advertising revenue

•	Digital Segment revenues up over 4 percent on a pro forma, constant currency basis

•	Adjusted EBITDA totaled $264 million, a 16 percent increase

•	Strong free cash flow totaled $111 million

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today reported non-GAAP earnings per diluted share from continuing operations of $0.45 for the first quarter of 2016, an increase of 87.5 percent compared to $0.24 for the first quarter of 2015.

Gracia Martore, president and chief executive officer, said, “We are pleased to have kicked off 2016 with strong results across our businesses. Product innovation in the Media Segment contributed to revenue growth in the quarter and we plan to expand on these efforts as well as content innovation throughout the year. Additionally, we achieved a record level of first quarter politically related ad revenue and are very well positioned for the rest of the election cycle. In our Digital Segment, higher dealer penetration and new products at Cars.com contributed meaningfully to company-wide revenue growth of 7 percent.

Martore added, "Continued innovation has made us a more highly-focused, growth-driven media and digital company as we've made it our goal to be at the forefront of the evolving content consumption landscape. We continue to be extraordinarily well positioned for the rest of 2016 and beyond."

FIRST QUARTER
CONTINUING OPERATIONS

The following table summarizes the year-over-year changes in select financial categories for both GAAP and non-GAAP measures.

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Continuing Operations
(Dollars in thousands)
	GAAP		Non-GAAP
	First Quarter 2016	First Quarter 2015	First Quarter 2016	First Quarter 2015

Operating revenue	$781,732	$731,491	$781,732	$731,491
Operating expense	579,813	549,019	569,415	555,807
Operating income	$201,919	$182,472	$212,317	$175,684

Net income from continuing operations attributable to TEGNA	$92,918	$69,412	$99,961	$55,396

See Table 3 for reconciliations between non-GAAP measures and the most directly comparable GAAP reported numbers.

Total company GAAP revenues were 6.9 percent higher in the first quarter compared to the first quarter of 2015. On a pro forma basis, which adjusts for the impact of a business sold last year, company revenues were up 8.3 percent. Media Segment revenues rose 12.0 percent driven by substantially higher retransmission and political revenue. Digital Segment revenues were 4.1 percent higher on a pro forma, constant currency basis.

First quarter non-GAAP operating expenses rose 2.4 percent as an increase in Media Segment expenses offset a significant decline in corporate expenses and the absence of publishing-related unallocated costs. Corporate expenses totaled $14.6 million compared to $18.9 million in the first quarter of 2015, a decline of 22.6 percent driven by continued efficiency efforts and re-sizing of our support platforms. Corporate expenses include $1.7 million of non-cash rent expense.

Operating income on a non-GAAP basis was 20.9 percent higher compared to the first quarter in 2015. Adjusted EBITDA (a non-GAAP term detailed in Table 4) totaled $264.5 million, an increase of 15.7 percent. The Adjusted EBITDA margin in the first quarter was 33.8 percent, an improvement of 2.6 percentage points compared to the same quarter last year.

Special items in the first quarter of 2016 unfavorably impacted GAAP results by $0.03 per share due primarily to charges related to a voluntary early retirement program. (Refer to Table 3 for a reconciliation of results on a GAAP and non-GAAP basis).

FIRST QUARTER
TEGNA MEDIA

Media Segment revenues were 12.0 percent higher driven by double-digit increases in retransmission revenues and online revenues and bolstered by $15.7 million of political advertising. Politically related advertising in the first quarter was 151 percent over the first quarter of 2012, the last Presidential election year, and 50 percent above 2014. The Super Bowl moved from our 17 NBC stations in 2015 to our 11 CBS stations in 2016 or 6 fewer of our stations in 2016. Excluding the impact of the Super Bowl, core advertising was up slightly.

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The following table summarizes the year-over-year changes in select Media Segment revenue categories.

Media Segment Revenue Detail (Dollars in thousands)

	First Quarter 2016	Percentage change from First Quarter 2015

Core (Local & National)	$249,021	(1.6%)
Political	15,744	666.7%
Retransmission (a)	146,812	33.2%
Online	27,718	16.4%
Other	4,534	(37.5%)
Total	$443,829	12.0%

(a) Reverse compensation to networks is included as part of programming costs.

Media Segment non-GAAP operating expenses totaled $264.1 million compared to $229.5 million in the first quarter a year ago. The increase was due to higher programming fees and investments in growth initiatives. Operating income on the same basis was up 7.7 percent and totaled $179.7 million while Adjusted EBITDA was $199.1 million.

Based on current trends, we expect increases in retransmission revenue, political advertising and digital revenue to result in Media Segment revenue growth of 10 percent to 12 percent for the second quarter of 2016, compared to the second quarter of 2015. However, revenue growth will, in part, be dependent on the timing of political spending in the second quarter.

FIRST QUARTER
TEGNA DIGITAL

The following table reconciles Digital Segment revenues reported on a GAAP basis to revenues presented on a pro forma, constant currency basis (a non-GAAP measure).

(Dollars in thousands)	First Quarter
	2016	2015	Percentage Change
Digital Segment Revenue
Reported (GAAP Measure)	$337,903	$335,074	0.8%
Adjust for business sold		(9,561)
Constant currency impact	132	(659)
Total adjusted pro-forma revenue	$338,035	$324,854	4.1%

The revenue increase in the Digital Segment was driven by continued growth at Cars.com offset, in part, by revenue declines at CareerBuilder and the impact of the sale of our PointRoll business. On a pro forma, constant currency basis, Digital Segment revenues were 4.1 percent higher.

Cars.com revenues sold directly by the company were up 9.4 percent. Including the impact of affiliate revenue performance, revenues were 5.9 percent higher. The increase in direct sales was driven primarily by dealer market penetration and new product sales.

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CareerBuilder revenue was 2.3 percent lower in the first quarter, a sequential improvement from a 5.1 percent decline in the fourth quarter of 2015. CareerBuilder results continued to be impacted by the transition to a greater concentration of SaaS products and away from lower margin, transaction-based businesses. On a constant currency basis, CareerBuilder revenue was 1.8 percent lower.

Non-GAAP expenses in the Digital Segment were $290.7 million in the quarter, an increase of 2.5 percent, reflecting primarily accelerating investments in sales force and growth initiatives.

Digital Segment operating income was $47.2 million. Adjusted EBITDA totaled $77.6 million resulting in an Adjusted EBITDA margin of 23.0 percent.

FIRST QUARTER
NON-OPERATING AND CASH FLOW ITEMS

Interest expense totaled $61.7 million in the quarter, a decline of $9.0 million from $70.7 million in the first quarter of 2015 due to lower average debt outstanding and a lower average interest rate.

The decline in reported other non-operating items reflects primarily a gain on the sale of a business in the first quarter of 2015. Other non-operating items on a non-GAAP basis in the first quarter totaled $3.0 million of income compared to an expense of $1.2 million in the first quarter of 2015.

In the first quarter, the company implemented the early adoption of a new accounting standard that changes certain aspects of the accounting for employee share-based payments. As a result, all excess tax benefits and tax deduction shortfalls will now be recognized as income tax expense or benefit in the income statement. The adoption of this accounting standard increased diluted earnings per share by $0.02, reduced the first quarter income tax provision by $4 million and reduced the tax rate by 3 percentage points.

Cash flow from operating activities for the first quarter was $127.1 million. Free cash flow (a non-GAAP measure) totaled $110.6 million for the quarter. Long-term debt outstanding was $4.2 billion and total cash was $79.2 million at the end of the quarter. During the first quarter, we repurchased approximately 3.2 million shares of our outstanding stock for $75.4 million and paid dividends of $30.8 million, returning $106 million to our shareholders.

* * * *
As previously announced, the company will hold an earnings conference call at 10:00 a.m. E.T. today. The call can be accessed via a live webcast through the company's Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-866-598-9340 and international callers should dial 1-480-293-0667 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 3629345. A replay of the conference call will be available from Wednesday, April 27 at 2 p.m. (ET) to Wednesday, May 11 at 2 p.m. (ET). To access the replay, go to https://jsp.premiereglobal.com/webrsvp/ or Investors.TEGNA.com. The confirmation code for the replay is 3629345. Materials related to the call will be available through the Investor Relations section of the company's website Wednesday morning.

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About TEGNA
TEGNA Inc. (NYSE: TGNA), formerly Gannett Co., Inc., is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA reaches more than 90 million Americans and delivers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. TEGNA Digital is comprised of Cars.com, the leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and other powerful brands such as G/O Digital and Cofactor. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Steve Kidera
Vice President, Investor Relations	Corporate Communications
703-854-6917	703-854-6077
jheinz@TEGNA.com	skidera@TEGNA.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands (except per share amounts)

Table No. 1
	First Quarter 2016	First Quarter 2015	% Increase (Decrease)

Operating revenues:
Media	$443,829	$396,417	12.0
Digital	337,903	335,074	0.8
Total	781,732	731,491	6.9

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	248,256	226,577	9.6
Selling, general and administrative expenses, exclusive of depreciation	281,034	264,751	6.2
Depreciation	22,233	24,279	(8.4)
Amortization of intangible assets	28,290	28,688	(1.4)
Facility consolidation	—	4,724	(100.0)
Total	579,813	549,019	5.6
Operating income	201,919	182,472	10.7

Non-operating (expense) income:
Equity income (loss) in unconsolidated investees, net	2,933	(1,249)	****
Interest expense	(61,713)	(70,670)	(12.7)
Other non-operating items	2,379	24,464	(90.3)
Total	(56,401)	(47,455)	18.9

Income before income taxes	145,518	135,017	7.8
Provision for income taxes	42,108	51,015	(17.5)
Income from continuing operations	103,410	84,002	23.1
Net income attributable to noncontrolling interests	(10,492)	(14,590)	(28.1)
Net income from continuing operations attributable to TEGNA Inc.	$92,918	$69,412	33.9

Earnings from continuing operations per share:
Basic	$0.42	$0.31	35.5
Diluted	$0.42	$0.30	40.0

Weighted average number of common shares outstanding:
Basic	219,286	227,089	(3.4)
Diluted	223,254	231,931	(3.7)

Dividends declared per share	$0.14	$0.20	(30.0)

BUSINESS SEGMENT INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 2
	First Quarter 2016	First Quarter 2015	% Increase (Decrease)

Operating revenues:
Media	$443,829	$396,417	12.0
Digital	337,903	335,074	0.8
Total	$781,732	$731,491	6.9

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Media	$169,299	$176,880	(4.3)
Digital	47,219	48,181	(2.0)
Corporate	(14,599)	(18,860)	(22.6)
Unallocated costs (b)	—	(23,729)	(100.0)
Total	$201,919	$182,472	10.7

Depreciation, amortization and facility consolidation:
Media	$19,441	$21,261	(8.6)
Digital	30,361	33,709	(9.9)
Corporate	721	2,721	(73.5)
Total	$50,523	$57,691	(12.4)

Adjusted EBITDA (a):
Media	$199,138	$185,780	7.2
Digital	77,580	82,739	(6.2)
Corporate	(12,228)	(16,139)	(24.2)
Unallocated costs (b)	—	(23,729)	(100.0)
Total	$264,490	$228,651	15.7

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

(b) Unallocated expenses represent certain expenses that historically were allocated to the former Publishing Segment but that could not be allocated to discontinued operations because they were not clearly and specifically identifiable to the spun-off businesses, the accounting criteria for reclassification to discontinued operations.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, and should be read together with financial information presented on a GAAP basis.

The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, facility consolidation charges, certain gains and expenses recognized in operating and non-operating categories and a credit to our income tax provision. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between years.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. Adjusted EBITDA is defined as net income from continuing operations attributable to TEGNA before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income (losses), (5) other non-operating items, (6) workforce restructuring, (7) facility consolidation charges, (8) depreciation and (9) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income from continuing operations attributable to TEGNA. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view our businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its businesses. Tabular reconciliations for the non-GAAP financial measures are contained in Tables 3 through 6 attached to this news release.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items		Non-GAAP Measure
	First Quarter 2016	Primarily workforce restructuring	Non-operating items	First Quarter 2016

Cost of revenues and operating expenses, exclusive of depreciation	$248,256	$(6,035)	$—	$242,221
Selling general and administrative expenses, exclusive of depreciation	281,034	(4,363)	—	276,671
Operating expenses	579,813	(10,398)	—	569,415
Operating income	201,919	10,398	—	212,317
Other non-operating items	2,379	—	653	3,032
Total non-op (expense) income	(56,401)	—	653	(55,748)
Income before income taxes	145,518	10,398	653	156,569
Provision for income taxes	42,108	4,008	—	46,116
Net income from continuing operations attributable to TEGNA	92,918	6,390	653	99,961
Net income from continuing operations per share-diluted	$0.42	$0.03	$—	$0.45

	GAAP Measure	Special Items					Non-GAAP Measure
	First Quarter 2015	Workforce restructuring	Facility consolidation	Building sale gain	Non-operating items	Special tax credit	First Quarter 2015

Cost of revenues and operating expenses, exclusive of depreciation	$226,577	$(1,017)	$—	$12,709	$—	$—	$238,269
Selling general and administrative expenses, exclusive of depreciation	264,751	(180)	—	—	—	—	264,571
Facility consolidation	4,724	—	(4,724)	—	—	—	—
Operating expenses	549,019	(1,197)	(4,724)	12,709	—	—	555,807
Operating income	182,472	1,197	4,724	(12,709)	—	—	175,684
Other non-operating items	24,464	—	—	—	(25,680)	—	(1,216)
Total non-op (expense) income	(47,455)	—	—	—	(25,680)	—	(73,135)
Income before income taxes	135,017	1,197	4,724	(12,709)	(25,680)	—	102,549
Provision for income taxes	51,015	445	1,757	(4,726)	(16,318)	390	32,563
Net income from continuing operations attributable to TEGNA	69,412	752	2,967	(7,983)	(9,362)	(390)	55,396
Net income from continuing operations per share - diluted	$0.30	$—	$0.01	$(0.03)	$(0.04)	$—	$0.24

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

First Quarter 2016:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$92,918
Net income attributable to noncontrolling interests				10,492
Provision for income taxes				42,108
Interest expense				61,713
Equity (income) in unconsolidated investees, net				(2,933)
Other non-operating (income) items, net				(2,379)
Operating income (GAAP basis)	$169,299	$47,219	$(14,599)	$201,919
Primarily workforce restructuring	10,398	—	—	10,398
Adjusted operating income (non-GAAP basis)	179,697	47,219	(14,599)	212,317
Depreciation	13,748	7,764	721	22,233
Amortization	5,693	22,597	—	28,290
Non-cash rent	—	—	1,650	1,650
Adjusted EBITDA (non-GAAP basis)	$199,138	$77,580	$(12,228)	$264,490

First Quarter 2015:
	Media	Digital	Corporate	Unallocated Costs	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)					$69,412
Net income attributable to noncontrolling interests					14,590
Provision for income taxes					51,015
Interest expense					70,670
Equity loss in unconsolidated investees, net					1,249
Other non-operating items					(24,464)
Operating income (GAAP basis)	$176,880	$48,181	$(18,860)	$(23,729)	$182,472
Workforce restructuring	348	849	—	—	1,197
Facility consolidation	2,367	2,357	—	—	4,724
Building sale gain	(12,709)	—	—	—	(12,709)
Adjusted operating income (non-GAAP basis)	166,886	51,387	(18,860)	(23,729)	175,684
Depreciation	13,296	8,262	2,721	—	24,279
Amortization	5,598	23,090	—	—	28,688
Adjusted EBITDA (non-GAAP basis)	$185,780	$82,739	$(16,139)	$(23,729)	$228,651

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

First Quarter 2016

Net cash flow from operating activities	$127.1
Purchase of property, plant and equipment	(16.5)
Free cash flow	$110.6

TAX RATE CALCULATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 6

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	First Quarter 2016	First Quarter 2015	First Quarter 2016	First Quarter 2015

Income before taxes (per Table 3)	$145,518	$135,017	$156,569	$102,549
Noncontrolling interests (per Table 1)	(10,492)	(14,590)	(10,492)	(14,590)
Income before taxes attributable to TEGNA	$135,026	$120,427	$146,077	$87,959

Provision for income taxes (per Table 3)	$42,108	$51,015	$46,116	$32,563

Effective tax rate	31.2%	42.4%	31.6%	37.0%